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                             EMPLOYMENT AGREEMENT
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          AGREEMENT made and entered into effective January 1, 2000, by and between Ascent Sports Holdings, Inc., a Delaware corporation (the "Company"), and Donald M. Elliman Jr. (the "Executive").

                             W I T N E S S E T H :

          WHEREAS, the Company is a wholly owned subsidiary of Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent"), and was formed to own and operate Ascent's sports-related businesses, the Denver Nuggets Limited Partnership, Colorado Avalanche, LLC and Ascent Arena Company, LLC;

          WHEREAS, the Company desires to employ the Executive as President of the Company, and the Executive desires to accept such employment, on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Term. The Company hereby agrees to employ the Executive as
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President of the Company and the Executive agrees to be so employed for a period commencing January 1, 2000 and ending August 31, 2000 (the "Term").

          2. Performance and Scope. During the Term hereof, the Executive agrees
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to devote his full time and best efforts in the discharge of his duties for the
Company. The Executive shall report directly to the Sports Businesses Committee of the Board of Directors of Ascent (the "Committee"). Except as otherwise provided in existing employment agreements, all other employees of the Company and its subsidiaries shall report, directly or indirectly, to the Executive. The parties hereto understand that the Executive shall at all times be subject to the authority and direction of the Committee and the Board of Directors of Ascent.
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          3. Compensation.
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               a. As remuneration for the full-time services to be rendered to the Company during the Term, Executive shall be paid total compensation consisting of (i) a monthly base salary of $50,000 and (ii) benefits provided by
Section 3(b) hereof. The base salary shall not be decreased during the Term.

               b. During the Term, in addition to his base salary, the Executive shall receive such benefits as may be extended to other senior executives of Ascent and Ascent's affiliates, including, if applicable, group life and health insurance benefits, retirement benefits, deferred compensation benefits, and expense reimbursements.

          4.   Termination of Employment. Notwithstanding the provisions of
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Section 1 hereof, Employee's employment hereunder may be terminated prior to the expiration of the Term upon the occurrence of any of the events described in clauses (i) through (v) of this Section 4. If the termination event is described in clause (i), (ii) or (iii), the Company shall pay to the Executive (or the Employee's estate, in the case of clause (ii)), within the five days immediately following the date of such termination of employment, a lump sum amount equal to the lesser of three-months base salary or the aggregate base salary otherwise payable to the Executive through the end of the Term. If the termination event is described in clause (iv) or (v), the Executive shall forfeit his right to any and all compensation and benefits he would have been entitled to receive with respect to any employment period which would otherwise have followed the date of such termination, but he shall not forfeit any rights or benefits he would otherwise receive or retain in the absence of this Agreement. The events of termination are as follows:

                    (i) At any time by the Committee, without "Cause" (as defined in Section 4(v) hereof); or

                    (ii) In the event of Employee's death; or

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               (iii) By the Committee in the event Executive is unable to perform his services hereunder for a continuous period of thirty (30) days by reason of his physical or mental illness or incapacity, as determined in good faith by the Committee; or

               (iv) At the option of Executive at any time upon ninety (90) days prior written notice to the Committee; or

               (v) At any time by the Committee, for "Cause", which, for purposes of this Agreement, shall mean (x) the continued and deliberate failure of the Executive to perform his material duties in a manner substantially consistent with the manner reasonably prescribed by the Committee and in accordance with the terms of this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness), which failure continues for ten (10) business days following the Executive's receipt of written notice from the Committee specifying the manner in which the Executive is in default of his duties, (y) the engaging by the Executive in intentional serious misconduct that is materially and demonstrably injurious to the Company, Ascent or their affiliates, or (z) any material breach by the Executive of Section 7 hereof.

          5.   Liability Insurance. The Executive shall be covered under the
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liability insurance policy for directors and officers of Ascent and its affiliates to the same extent as other officers of Ascent and its affiliates.

          6.   No Mitigation. The Executive shall have no duty to mitigate his
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damages, if any, arising from any termination of his employment hereunder.

          7.   Noncompetition and Other Covenants.
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                a. Trade Secrets; Return of Documents and Property. The
Executive acknowledges that during the course of his employment he will receive secret, confidential and proprietary information ("Trade Secrets") of

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the Company, Ascent and their affiliates and of other companies with which the
Company, Ascent and their affiliates do business on a confidential basis and that the Executive will create and develop Trade Secrets for the benefit of the Company, Ascent and its affiliates. Trade Secrets shall include, without limitation, architectural and engineering data, customer and other marketing data, custom databases, "know-how," formulae, secret processes or machines, inventions, computer programs (including documentation of such programs) and other information of a similar nature to the extent not available to the public, and plans for future development. All Trade Secrets disclosed to or created by the Executive during his employment hereunder shall be deemed to be the exclusive property of the Company. The Executive acknowledges that Trade Secrets have economic value to the Company due to the fact that Trade Secrets are not generally known to the public or the trade and that the unauthorized use or disclosure of Trade Secrets is likely to be detrimental to the interests of the Company, Ascent and their affiliates. The Executive therefore agrees to hold in strict confidence and not to disclose to any third party any Trade Secret acquired or created or developed by the Executive during the Term of this Agreement except (i) when the Executive is required to use or disclose any Trade Secret in the proper course of the Executive's rendition of services to the Company, Ascent or their affiliates hereunder, (ii) when such Trade Secret becomes public knowledge other than through a breach of this Agreement, or (iii) when the Executive is required to disclose any Trade Secret pursuant to any valid court order in which the Executive is required to disclose such Trade Secret. The Executive shall notify the Company immediately of any such court order in order to enable the Company to contest such order's validity. After termination of this Agreement, the Executive shall not use or otherwise disclose Trade Secrets unless such information (x) becomes public knowledge or is generally known in the sports industry among executives comparable to the Executive other than through a breach of this Agreement, (y) is disclosed to the Executive by a third party who is entitled to receive and disclose such Trade Secret, or (z) is required to be disclosed pursuant to any valid court order, in which case the Executive shall notify the Company immediately of any such court order in order to enable the Company to contest such order's validity.

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               b. Discoveries and Works. All discoveries and works made or
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conceived by the Executive in connection with and during his employment by the
Company pursuant to this Agreement, jointly or with others, that relate to the activities of the Company, Ascent or their affiliates ("Discoveries and Works") shall be owned by the Company. Discoveries and Works shall include, without limitation, architectural and engineering developments, marketing plans and proposals, and other works of authorship, inventions, computer programs (including documentation of such programs), technical improvements, processes and drawings. The Executive shall (i) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such Discoveries and Works in the Company, (ii) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign copyrights, trade secret protection or other protection of any and all such Discoveries and Works, and (iii) promptly execute, whether during his employment by the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain copyright and other rights for the Company and to protect its title thereto.

               c. Non-Competition. As an inducement for the Company to enter
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into this Agreement, the Executive agrees that for a period commencing as of the
Effective Date and running through December 31, 2000 (the "Non-Competition Period"), the Executive shall not, without the prior written consent of the Committee, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is or could reasonably expected to be competitive with any business conducted or intended to be conducted by the Company, Ascent or their affiliates. For the purpose of this Agreement, a business shall be considered to be competitive with any business of the Company, Ascent or their affiliates only if such business is engaged in providing services or products (i) substantially similar to (A) any service or product provided by the Company, Ascent or their affiliates during his period of employment hereunder; (B) any service or product which directly evolves from or directly results from enhancements in the

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ordinary course during the Non-Competition Period to the services or products provided by the Company, Ascent or their affiliates as of the date hereof or during his employment hereunder; or (C) any future service or product of the Company, Ascent or their affiliates as to which the Executive materially and substantially participate in the development or enhancement, and (ii) to customers, distributors or clients served by the Company, Ascent and their affiliates during the Non-Competition Period.

               d. Non-Solicitation of Employees. For a period commencing as of
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the Effective Date and running through the first anniversary of the termination of the Executive's employment hereunder for any reason (the "Non-Solicitation Period"), the Executive will not (for his own benefit or for the benefit of any person or entity other than the Company, Ascent or their affiliates) solicit, or assist any person or entity other than the Company, Ascent or their affiliates to solicit, any officer, director, executive or employee (other than an administrative or clerical employee) of the Company, Ascent or their affiliates to leave his or her employment.

               e. Reasonableness; Interpretations. The Executive acknowledges
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and agrees, solely for purposes of determining the enforceability of this
Section 7, that (i) the markets served by the Company, Ascent and its affiliates are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed; (ii) the length of the Non-Competition Period and the lengtho of the Non-Solicitation Period are linked to the term of the Employment Period and the post-employment payment provided for in Section 4; and (iii) the above covenants are reasonable as an inducement for the Company to enter into this Agreement, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company. In the event that the covenants in this Section 7 shall be determined by any court of competent jurisdiction in any action to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which

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they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

               f. Investment. Nothing in this Agreement shall be deemed to
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prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, Ascent or their affiliates, provided that such investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Committee.

          8.   Enforcement. The Executive acknowledges that a breach of the
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covenants or provisions contained in Section 7 of this Agreement will cause irreparable damage to the Company, Ascent and their affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that if the Executive breaches or threatens to breach any of the covenants or provisions contained in Section 7 of this Agreement, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond.

          9.   Notices. All notices and other communications which are required
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or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method, provided that in such case it shall also be sent by certified or registered mail, return receipt requested; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal
                                                           ----
Express); and upon receipt, if sent by certified or

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registered mail, return receipt requested. Unless otherwise changed by notice, in each case notice shall be sent to:

     If to the Executive, addressed to:

          Donald M. Elliman Jr.
          [                    ]
          [                    ]

     If to the Company, addressed to:

          Ascent Entertainment Group
          Sports Business Committee
          1225 Seventeenth Street
          Denver, Colorado 80202
          Attention: Paul Gould and Chuck Neinas
          Telecopier No. (303) 308-0490

     With a copy to:

          Ascent Entertainment Group
          1225 Seventeenth Street
          Denver, Colorado 80202
          Attention: General Counsel
          Telecopier No. (303) 308-0489

          10. Severability. Subject to the last sentence of Section 7(e) hereof,
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if any provision of this Agreement shall be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11. Miscellaneous. This Agreement constitutes the entire agreement,
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and supersedes all prior understandings or agreements relating to the subject matter hereof between Executive and the Company, Ascent or any affiliate thereof (or any predecessor of any such entity). No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The validity, interpretation, performance and enforcement of the Agree-

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ment shall be governed by the laws of the State of Colorado. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          12. Continuing Liability. Unless this Agreement or Employee's
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employment hereunder is terminated in accordance with the express provisions hereof, the parties shall have no right to terminate this Agreement or the Employee's employment hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE                                   ASCENT SPORTS HOLDINGS, INC.

 /s/ Donald Elliman                         /s/ Charles M. Neinas
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Donald Elliman,                             By: Charles M. Neinas
Executive                                   Title: Chairman

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